Exhibit 10.4

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT AND TERMINATION AGREEMENT

B E T W E E N:

DRASKO PUSELJIC
of the City of Toronto
in the Province of Ontario

(hereinafter referred to as the “Consultant”)

- and -

ENHANCE SKIN PRODUCTS INC.
a corporation incorporated pursuant to the
laws of the State of Nevada

(hereinafter referred to as the “Corporation”)

made effective March 3, 2014 (the “Effective Date”)

WHEREAS the Corporation and Consultant are parties to a Termination Agreement made effective March 5, 2013 (the “Termination Agreement”) terminating a Consulting Agreement between the parties dated March 11, 2010 (the “Consulting Agreement”);

WHEREAS the Corporation and the Executive are parties to an Employment Agreement made effective March 5, 2013 (the “Employment Agreement”);

AND WHEREAS the parties hereto wish to amend the terms and conditions relating to the termination of the Termination Agreement;

AND WHEREAS the parties hereto wish to amend the terms of the Employment Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1.
Section 4 of the Termination Agreement is amended by deleting it and replacing it with the following:

4. Upon the Company raising an aggregate of least $150,000 in Transaction Monies (as defined in this Section 4 below), the Convertible Debt shall be converted into 5,327,460 common shares of the Corporation’s stock and the Corporation shall instruct its transfer agent to issue such shares to the Consultant. Transaction Monies shall mean any monies, and the total amount of any other readily realizable cash equivalents or other assets received by the Corporation or any of its affiliates from third parties, in respect of any debt financing, equity financing, sale of assets or royalty interest, licensing fees or any other similar funding method including in consequence of any merger or sale of all or part of the Corporation’s business.

In the event of a Tender Offer for or an agreement for Enhance’s sale, merger, or other business combination (“Transaction”) Consultant shall have the full right, but not the obligation, to convert the Convertible Debt into common shares of Enhance at the Conversion Price and to participate in such Transaction on an equal basis to existing shareholders of Enhance.

2.
Section 2.01 of the Employment Agreement is amended by deleting it and replacing it with the following:

2.01 Base Salary: Prior to the Corporation having received Transaction Monies (as defined below) in aggregate of at least five hundred thousand United States dollars ($500,000) the Executive will make no charge for services. Once the Corporation has received Transaction Monies in aggregate of at least five hundred thousand United States dollars ($500,000) the Executive’s base salary shall be five thousand United States dollars (US$5,000) per month. Once the Corporation has received Transaction Monies in aggregate of at least one and a half million United States dollars (US $1,500,000), the Executive’s base salary shall be increased to ten thousand United States dollars (US$10,000) per month. Transaction Monies shall mean any monies, and the total amount of any other readily realizable cash equivalents or other assets received by the Corporation or any of its affiliates from third parties, in respect of any debt financing, equity financing, sale of assets or royalty interest, licensing fees or any other similar funding method including in consequence of any merger or sale of all or part of the Corporation’s business.

3.
Except as set out in this Amendment Agreement, the Termination Agreement and Employment Agreement are unaffected and shall continue in full force and effect in accordance with their terms.  If there is any conflict between any provision of this Amendment Agreement and the Termination Agreement or the Employment Agreement, the terms of this Amendment Agreement shall prevail.

4.
This Agreement and all of the rights and obligations arising herefrom shall be interpreted and applied in accordance with the laws of the Province of Ontario and the courts of the Province of Ontario shall have exclusive jurisdiction to determine all disputes relating to the Agreement and all of the rights and obligations created hereby.  The Consultant and the Corporation hereby irrevocably attorn to the jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF the parties here have caused this Agreement to be executed.

SIGNED, SEALED AND DELIVERED	)
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Drasko Puseljic

ENHANCE SKIN PRODUCTS INC.

Per: Donald Nicholson, President & CEO